Exhibit 99.1

Kinsale Capital Group, Inc. Reports 2020 Second Quarter Results
Richmond, VA, July 30, 2020 - Kinsale Capital Group, Inc. (NASDAQ:KNSL) reported net income of $30.3 million, $1.33 per diluted share, for the second quarter of 2020 compared to $13.8 million, $0.63 per diluted share, for the second quarter of 2019. Net income was $35.3 million, $1.56 per diluted share, for the first half of 2020 compared to $32.5 million, $1.49 per diluted share, for the first half of 2019.
Net operating earnings(1) were $19.1 million, $0.84 per diluted share, for the second quarter of 2020 compared to $12.4 million, $0.57 per diluted share, for the second quarter of 2019. Net operating earnings(1) were $36.4 million, $1.60 per diluted share, for the first half of 2020 compared to $26.3 million, $1.21 per diluted share, for the first half of 2019.
Highlights for the second quarter and first half of 2020 included:
•Net income increased by 119.8% compared to the second quarter of 2019
•Net operating earnings(1) of $19.1 million increased by 53.7% compared to the second quarter of 2019
•41.2% growth in gross written premiums to $134.1 million compared to the second quarter of 2019
•38.3% increase in net investment income to $6.6 million compared to the second quarter of 2019
•Underwriting income(2) of $15.7 million in the second quarter of 2020, resulting in a combined ratio of 83.8%
•16.9% annualized operating return on equity(1) for the six months ended June 30, 2020

(1) Net operating earnings and annualized operating return on equity are non-GAAP financial measures. See discussion of "Non-GAAP Financial Measures" below.
“Our second quarter performance yielded strong results as favorable market conditions continued to gain ground and new business submissions accelerated during the course of the quarter. As a result, written premiums were 41% higher for the quarter over last year and we achieved a combined ratio of just under 84%. We remain steadfast in our commitment to provide best-in-class returns by capitalizing on our strategy of disciplined underwriting and technology enabled low costs.” said President and Chief Executive Officer, Michael P. Kehoe.
Results of Operations
Underwriting Results
Gross written premiums were $134.1 million for the second quarter of 2020 compared to $94.9 million for the second quarter of 2019, an increase of 41.2%. Gross written premiums were $258.1 million for the first half of 2020 compared to $179.6 million for the first half of 2019, an increase of 43.7%. Submission activity and rates on bound accounts continued to improve, which resulted in higher gross written premiums during the second quarter and first half of 2020 over the same periods last year.
Underwriting income(2) was $15.7 million, resulting in a combined ratio of 83.8%, for the second quarter of 2020, compared to $10.1 million and a combined ratio of 84.8% for the same period last year. The increase in underwriting income(2) for the second quarter of 2020 was due primarily to premium growth quarter over quarter and higher favorable development on loss reserves from prior accident years. Loss and expense ratios were 60.1% and 23.7%, respectively, for the second quarter of 2020 compared to 59.9% and 24.9% for the second quarter of 2019. Results for the second quarter of 2020 and 2019 included favorable development on loss reserves from prior accident years of $3.6 million, or 3.7 points, and $1.4 million, or 2.2 points, respectively.
Underwriting income(2) was $30.1 million, resulting in a combined ratio of 83.9%, for the first half of 2020, compared to $22.2 million and a combined ratio of 82.6% for the same period last year. The increase in underwriting income(2) for the first half of 2020 was due primarily to premium growth period over period, offset in part by lower favorable development on loss reserves from prior accident years. Loss and expense ratios were 60.0% and 23.9%, respectively, for the first half of 2020 compared to 57.5% and 25.1% for the first half of 2019. Results for the first half of 2020 and 2019 included favorable development on loss reserves from prior accident years of $6.6 million, or 3.5 points, and $7.8 million, or 6.1 points, respectively.
Summary of Operating Results
The Company’s operating results for the three and six months ended June 30, 2020 and 2019 are summarized as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	($ in thousands)
Gross written premiums	$134,091	$94,947	$258,127	$179,573
Ceded written premiums	(16,484)	(12,260)	(32,467)	(23,819)
Net written premiums	$117,607	$82,687	$225,660	$155,754

Net earned premiums	$96,957	$66,087	$186,718	$127,578
Losses and loss adjustment expenses	58,304	39,579	112,037	73,311
Underwriting, acquisition and insurance expenses	22,961	16,437	44,544	32,053
Underwriting income(2)	$15,692	$10,071	$30,137	$22,214

Loss ratio	60.1%	59.9%	60.0%	57.5%
Expense ratio	23.7%	24.9%	23.9%	25.1%
Combined ratio	83.8%	84.8%	83.9%	82.6%

Annualized return on equity(3)	28.2%	18.5%	16.4%	22.7%
Annualized operating return on equity(4)	17.8%	16.7%	16.9%	18.4%
(2) Underwriting income is a non-GAAP financial measure. See discussion of "Non-GAAP Financial Measures" below.
(3) Annualized return on equity is net income expressed on an annualized basis as a percentage of average stockholders’ equity during the period.
(4) Annualized operating return on equity is net operating earnings expressed on an annualized basis as a percentage of stockholders’ equity during the period. See discussion of "Non-GAAP Financial Measures" below.

The following tables summarize losses incurred for the current accident year and the development of prior accident years for the three and six months ended June 30, 2020 and 2019:

	Three Months Ended June 30, 2020		Three Months Ended June 30, 2019
	Losses and Loss Adjustment Expenses	% of Earned Premiums	Losses and Loss Adjustment Expenses	% of Earned Premiums
Loss ratio:	($ in thousands)
Current accident year	$61,530	63.4%	$40,360	61.1%
Current accident year - catastrophe losses	390	0.4%	639	1.0%
Effect of prior accident year development	(3,616)	(3.7)%	(1,420)	(2.2)%
Total	$58,304	60.1%	$39,579	59.9%

	Six Months Ended June 30, 2020		Six Months Ended June 30, 2019
	Losses and Loss Adjustment Expenses	% of Earned Premiums	Losses and Loss Adjustment Expenses	% of Earned Premiums
Loss ratio:	($ in thousands)
Current accident year	$118,201	63.3%	$80,458	63.1%
Current accident year - catastrophe losses	461	0.2%	669	0.5%
Effect of prior accident year development	(6,625)	(3.5)%	(7,816)	(6.1)%
Total	$112,037	60.0%	$73,311	57.5%

Investment Results
The Company’s net investment income was $6.6 million in the second quarter of 2020 compared to $4.8 million in the second quarter of 2019, an increase of 38.3%. The Company’s net investment income was $12.6 million in the first half of 2020 compared to $9.3 million in the first half of 2019, an increase of 35.2%. This increase was primarily due to growth in our investment portfolio balance generated from the investment of excess operating funds since June 30, 2019 and from proceeds from our equity offering in the third quarter of 2019. The Company’s investment portfolio, excluding cash and cash equivalents, had an annualized gross investment return(5) of 3.0% for the first half of 2020 compared to 3.2% for the first half of 2019. Funds are generally invested conservatively in high quality securities, including government agency, asset- and mortgage-backed securities, and municipal and corporate bonds with an average credit quality of "AA-." The weighted average duration of the fixed-maturity investment portfolio, including cash equivalents, was 4.6 years at June 30, 2020 and 4.3 years at December 31, 2019. Cash and invested assets totaled $1.1 billion at June 30, 2020 compared to $908.2 million at December 31, 2019.
(5) Gross investment return is investment income from fixed-maturity and equity securities, before any deductions for fees and expenses, expressed as a percentage of average beginning and ending balances of those investments during the period.

Other
Total comprehensive income, which includes the change in after-tax unrealized gains and losses from the Company’s available-for-sale investments, was $57.3 million for the second quarter of 2020 compared to $20.3 million for the second quarter of 2019. Total comprehensive income was $53.1 million for the first half of 2020 compared to $45.8 million for the first half of 2019. The increase in total comprehensive income for both the second quarter and first half of 2020 was due to higher net income in addition to higher fair values of the Company's fixed-maturity investments.
The effective tax rates for the six months ended June 30, 2020 and 2019 were 14.8% and 17.4%, respectively. In the first half of 2020, the effective tax rate was lower than the federal statutory rate of 21% primarily due to the tax benefits from stock-based compensation and tax-exempt investment income.
Stockholders' equity was $456.1 million at June 30, 2020, compared to $405.9 million at December 31, 2019. Annualized operating return on equity(4) was 16.9% for the first six months of 2020, a decrease from 18.4% for the first six months of 2019, which was attributable to the proceeds received from the Company's equity offering in the third quarter of 2019.
Non-GAAP Financial Measures
Net Operating Earnings
Net operating earnings is defined as net income excluding the effects of the net change in the fair value of equity securities, after taxes, and net realized gains and losses on investments, after taxes. Management believes the exclusion of these items provides a more useful comparison of the Company's underlying business performance from period to period. Net operating earnings and percentages or calculations using net operating earnings (e.g., diluted operating earnings per share and annualized operating return on equity) are non-GAAP financial measures. Net operating earnings should not be viewed as a substitute for net income calculated in accordance with GAAP, and other companies may define net operating earnings differently.
For the three and six months ended June 30, 2020 and 2019, net income and diluted earnings per share reconcile to net operating earnings and diluted operating earnings per share as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	($ in thousands, except per share data)
Net operating earnings:
Net income	$30,262	$13,767	$35,348	$32,487
Change in the fair value of equity securities, after taxes	(10,933)	(1,508)	1,834	(6,165)
Net realized (gains) losses on investments, after taxes	(200)	186	(813)	(36)
Net operating earnings	$19,129	$12,445	$36,369	$26,286

Diluted operating earnings per share:
Diluted earnings per share	$1.33	$0.63	$1.56	$1.49
Change in the fair value of equity securities, after taxes, per share	(0.48)	(0.07)	0.08	(0.28)
Net realized (gains) losses on investments, after taxes, per share	(0.01)	0.01	(0.04)	—
Diluted operating earnings per share(1)	$0.84	$0.57	$1.60	$1.21

Operating return on equity:
Average stockholders' equity(2)	$428,724	$298,398	$430,997	$285,947
Annualized return on equity(3)	28.2%	18.5%	16.4%	22.7%
Annualized operating return on equity(4)	17.8%	16.7%	16.9%	18.4%

(1)  Diluted operating earnings per share may not add due to rounding.
(2) Computed by adding the total stockholders' equity as of the date indicated to the prior quarter-end or year-end total, as applicable, and dividing by two.
(3) Annualized return on equity is net income expressed on an annualized basis as a percentage of average stockholders’ equity during the period.
(4) Annualized operating return on equity is net operating earnings expressed on an annualized basis as a percentage of stockholders’ equity during the period.

Underwriting Income
Underwriting income is defined as net income excluding net investment income, the net change in the fair value of equity securities, net realized gains and losses on investments, other income, other expenses and income tax expense. The Company uses underwriting income as an internal performance measure in the management of its operations because the Company believes it gives management and users of the Company's financial information useful insight into the Company's results of operations and underlying business performance. Underwriting income should not be viewed as a substitute for net income calculated in accordance with GAAP, and other companies may define underwriting income differently.
For the three and six months ended June 30, 2020 and 2019, net income reconciles to underwriting income as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
	(in thousands)
Net income	$30,262	$13,767	$35,348	$32,487
Income tax expense	6,180	2,768	6,124	6,849
Income before income taxes	36,442	16,535	41,472	39,336
Other expenses	—	21	—	57
Net investment income	(6,645)	(4,806)	(12,605)	(9,321)
Change in the fair value of equity securities	(13,839)	(1,909)	2,322	(7,804)
Net realized investment (gains) losses	(253)	235	(1,029)	(45)
Other income	(13)	(5)	(23)	(9)
Underwriting income	$15,692	$10,071	$30,137	$22,214

Conference Call
Kinsale Capital Group will hold a conference call to discuss this press release on Friday, July 31, 2020, at 9:00 a.m. (Eastern Time). Members of the public may access the conference call by dialing (844) 239-5282, conference ID# 4996240, or via the Internet by going to www.kinsalecapitalgroup.com and clicking on the "Investor Relations" link. A replay of the call will be available on the website until the close of business on September 30, 2020.
Forward-Looking Statements
This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. In some cases, such forward-looking statements may be identified by terms such as "believe," "expect," "seek," "may," "will," "intend," "project," "plan," "estimate" or similar words. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Although it is not possible to identify all of these risks and factors, they include, among others, the following: inadequate loss reserves to cover the Company's actual losses; inherent uncertainty of models resulting in actual losses that are materially different than the

Company's estimates; adverse economic factors; a decline in the Company's financial strength rating; loss of one or more key executives; loss of a group of brokers that generate significant portions of the Company's business; failure of any of the loss limitations or exclusions the Company employs, or change in other claims or coverage issues; adverse performance of the Company's investment portfolio; adverse market conditions that affect its excess and surplus lines insurance operations; and other risks described in the Company's filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.
About Kinsale Capital Group, Inc.
Kinsale Capital Group, Inc. is a specialty insurance group headquartered in Richmond, Virginia, focusing on the excess and surplus lines market.
Contact
Kinsale Capital Group, Inc.
Bryan Petrucelli
Executive Vice President, Chief Financial Officer and Treasurer
804-289-1272
ir@kinsalecapitalgroup.com

KINSALE CAPITAL GROUP, INC. AND SUBSIDIARIES
Unaudited Consolidated Statements of Income and Comprehensive Income

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenues	(in thousands, except per share data)
Gross written premiums	$134,091	$94,947	$258,127	$179,573
Ceded written premiums	(16,484)	(12,260)	(32,467)	(23,819)
Net written premiums	117,607	82,687	225,660	155,754
Change in unearned premiums	(20,650)	(16,600)	(38,942)	(28,176)
Net earned premiums	96,957	66,087	186,718	127,578

Net investment income	6,645	4,806	12,605	9,321
Change in the fair value of equity securities	13,839	1,909	(2,322)	7,804
Net realized investment gains (losses)	253	(235)	1,029	45
Other income	13	5	23	9
Total revenues	117,707	72,572	198,053	144,757

Expenses
Losses and loss adjustment expenses	58,304	39,579	112,037	73,311
Underwriting, acquisition and insurance expenses	22,961	16,437	44,544	32,053
Other expenses	—	21	—	57
Total expenses	81,265	56,037	156,581	105,421
Income before income taxes	36,442	16,535	41,472	39,336
Total income tax expense	6,180	2,768	6,124	6,849
Net income	30,262	13,767	35,348	32,487

Other comprehensive income
Change in unrealized gains on available-for-sale investments, net of taxes	27,008	6,555	17,785	13,335
Total comprehensive income	$57,270	$20,322	$53,133	$45,822

Earnings per share:
Basic	$1.37	$0.65	$1.60	$1.53
Diluted	$1.33	$0.63	$1.56	$1.49

Weighted-average shares outstanding:
Basic	22,153	21,210	22,131	21,190
Diluted	22,707	21,832	22,694	21,803

KINSALE CAPITAL GROUP, INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets

	June 30, 2020	December 31, 2019
Assets	(in thousands)
Investments:
Fixed-maturity securities at fair value	$893,364	$729,532
Equity securities at fair value	107,905	78,294
Total investments	1,001,269	807,826

Cash and cash equivalents	62,976	100,408
Investment income due and accrued	6,174	4,743
Premiums receivable, net	50,866	34,483
Reinsurance recoverable	73,123	72,574
Ceded unearned premiums	19,399	16,118
Deferred policy acquisition costs, net of ceding commissions	28,942	23,564
Intangible assets	3,538	3,538
Deferred income tax asset, net	—	3,374
Other assets	43,061	23,922
Total assets	$1,289,348	$1,090,550

Liabilities & Stockholders' Equity
Liabilities:
Reserves for unpaid losses and loss adjustment expenses	$525,801	$460,058
Unearned premiums	229,599	187,374
Payable to reinsurers	14,407	7,151
Accounts payable and accrued expenses	9,936	12,366
Credit facility	33,107	16,744
Other liabilities	20,323	977
Deferred income tax liability, net	61	—
Total liabilities	833,234	684,670

Stockholders' equity	456,114	405,880
Total liabilities and stockholders' equity	$1,289,348	$1,090,550